Exhibit 99.1

Frontier Financial Corporation Board of Directors Announce a 3-for-2 Stock Split

     EVERETT, Wash.--(BUSINESS WIRE)--April 20, 2005--Frontier Financial Corporation (Nasdaq: FTBK) Board of Directors today declared a 3-for-2 stock split to shareowners of record as of May 2, 2005, and payable May 16, 2005. Shareowners of record May 2, 2005 will receive one additional share for every two shares they own. This is equivalent to a 50% stock dividend. Shareowners entitled to receive a fractional share (.5 shares) as a result of the split will receive cash based upon the average high/low market price on the record date.
     This marks the seventh time that Frontier has had a stock split since opening in 1978. Bob Dickson, Chairman of Frontier Financial Corporation said, "As a result of these seven stock splits and our 17 stock dividends paid since inception, an original shareowner in 1978 of 100 shares, that did not sell any shares, will own 75,360 shares on May 16, 2005."
     Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

     CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release. Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier's 2004 Form 10-K.


     CONTACT: Frontier Financial Corporation
              Michael J. Clementz, 360-598-8003
              or
              Frontier Bank
              John J. Dickson, 425-514-0700